Exhibit 99.1

MAP Pharmaceuticals Appoints Scott R. Ward to Board of Directors

MOUNTAIN VIEW, Calif., Sept. 25, 2008 — MAP Pharmaceuticals, Inc. (Nasdaq: MAPP) today announced the appointment of Scott R. Ward to its Board of Directors. Mr. Ward brings more than 27 years of healthcare industry experience in general management, clinical research, regulatory affairs and commercialization of products, which enhances the board’s capabilities in the development and commercial launch of products for large market opportunities across a variety of product categories.

Mr. Ward is currently Senior Vice President and President of the CardioVascular sector at Medtronic, Inc. In this role, he is responsible for all worldwide operations of the Coronary, Peripheral, Endovascular, Structural Heart Disease and Revascularization and Surgical Therapies businesses. Under Mr. Ward’s leadership, Medtronic’s CardioVascular business has developed and commercialized numerous products, generating strong growth and approximately $2.1 billion in revenue in fiscal year 2008. Prior to his current role, Mr. Ward served in multiple capacities including: Senior Vice President and President of Medtronic Neurological and Diabetes, with responsibility for global Movement Disorders, Pain Management, Neurologic Technologies, Diabetes, Gastroenterology and Urology businesses; Vice President and General Manager of the Medtronic Drug Delivery Business; and President of Medtronic Neurological. Mr. Ward first joined Medtronic in 1981.

“Scott has helped to bring several new products to market demonstrating extensive skills in regulatory and commercialization strategies, including the manufacture and sale of drug therapies for pain, spasticity, diabetes, cancer and coronary stents,” said Timothy S. Nelson, President and Chief Executive Officer of MAP Pharmaceuticals. “The addition of Scott’s product development and commercialization experience to the Board of Directors will benefit MAP Pharmaceuticals as we continue to advance our two lead drug candidates for pediatric asthma and acute migraine through Phase 3 clinical trials and potential commercialization.”

About MAP Pharmaceuticals, Inc.

MAP Pharmaceuticals develops and plans to commercialize new therapies for children and adults who suffer from chronic conditions that it believes are not adequately treated by currently available medicines. The company applies its proprietary inhalation technologies to enhance the therapeutic benefits and commercial attractiveness of proven drugs while minimizing risk by capitalizing on their known safety, efficacy and commercialization history. MAP Pharmaceuticals has two drug candidates in Phase 3 clinical trials. Unit Dose Budesonide is being developed for the potential treatment of pediatric asthma, and MAP0004 is being developed for the potential treatment of migraine. MAP Pharmaceuticals’ pipeline also includes a drug candidate in early clinical development for the treatment of asthma and chronic obstructive pulmonary disease.

Additional information about MAP Pharmaceuticals can be found at http://www.mappharma.com.

Forward-Looking Statements

In addition to statements of historical facts or statements of current conditions, this press release contains forward-looking statements, including with respect to MAP Pharmaceuticals’ product candidates in clinical development. Actual results may differ materially from current expectations based on risks and uncertainties affecting MAP Pharmaceuticals’ business, including, without limitation, risks and uncertainties relating to the development, clinical testing and potential commercialization these product candidates. The reader is cautioned not to unduly rely on the forward-looking statements contained in this press release. MAP Pharmaceuticals expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law. Additional information on potential factors that could affect MAP Pharmaceuticals’ results and other risks and uncertainties are detailed in its Quarterly Report on Form 10-Q, filed with the SEC on August 13, 2008, and available at http://edgar.sec.gov.

SOURCE MAP Pharmaceuticals, Inc.

CONTACT:

MAP Pharmaceuticals, Inc.

Julio Cantre

Media Contact

415-946-1055

jcantre@wcpglobal.com